UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019
SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5—Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2019, the Board of Directors of Silgan Holdings Inc., or the Company, elected and appointed Anthony J. Allott as Chairman of the Board of the Company in an executive capacity as part of the continuation of the Company’s long-term succession planning.  Mr. Allott will also continue to serve as Chief Executive Officer of the Company.  Mr. Allott has been a Director of the Company since June 2006 and has been Chief Executive Officer of the Company since March 2006.   Mr. Allott served as President of the Company from August 2004 through March 2019.  Mr. Allott was also Chief Operating Officer of the Company from May 2005 until March 2006. From May 2002 until August 2004, Mr. Allott was Executive Vice President and Chief Financial Officer of the Company.  Prior to joining the Company, Mr. Allott was Senior Vice President and Chief Financial Officer of Applied Extrusion Technologies, Inc., or AET, a manufacturer of flexible packaging, since July 1996.  From July 1994 until July 1996, Mr. Allott was Vice President and Treasurer of AET. From 1992 until July 1994, Mr. Allott was Corporate Controller and Director of Financial Reporting of Ground Round Restaurants.  Prior to that, Mr. Allott was a certified public accountant with Deloitte & Touche LLP.

R. Philip Silver and D. Greg Horrigan, the co-founders of the Company, stepped down from their roles as Non-Executive Co-Chairmen of the Board effective April 1, 2019, but each will continue as a Director of the Company.  Messrs. Silver and Horrigan have served as Chairmen of the Board of the Company in both an executive and non-executive capacity since the Company’s founding in 1987.

On April 1, 2019, the Board of Directors of the Company also elected and appointed Adam J. Greenlee as President of the Company.  Mr. Greenlee will also continue to serve as Chief Operating Officer of the Company, a position he has held since August 2009.  Mr. Greenlee was Executive Vice President of the Company from October 2007 through March 2019.  From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American operations of Silgan White Cap from March 2005 until January 2006.  Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003.

Section 8—Other Events

Item 8.01.    Other Events.

On April 1, 2019, the Company issued a press release announcing the appointment of Anthony J. Allott as Chairman of the Board of the Company and Adam J. Greenlee as President of the Company.  A copy of this press release in filed herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1	Press Release dated April 1, 2019 announcing the appointment of Anthony J. Allott as Chairman of the Board of the Company and Adam J. Greenlee as President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:      /s/ Frank W. Hogan, III
 Frank W. Hogan, III
     Senior Vice President, General
       Counsel and Secretary

Date:  April 1, 2019

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